EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants we hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-148220) of our report dated March 31, 2009 relating to the financial statements of Znomics, Inc, which appears in Znomics, Inc. Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ CARVER MOQUIST & O’CONNOR, LLC

Minneapolis, Minnesota
March 31, 2009